Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Members

Antero Resources LLC:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in Amendment No. 4 to the Registration Statement.

/s/ KPMG LLP

KPMG LLP
Denver, Colorado
September 27, 2013